                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     We, the undersigned directors of the Registrant, hereby severally constitute and appoint Steven K. Colliatie our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the annual report on Form 10-KSB for the year ended December 31, 1997, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the annual report and any amendments thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.


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Joan H. Schonholtz


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Abbey J. Butler
Director

/s/ Melvin J. Estrin                                            March 19, 1998
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Melvyn J. Estrin
Chairman of the Board, Director


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Nella C. Manes
Director

/s/ Avis Y. Pointer                                             March 19, 1998
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Avis Y. Pointer
Director